Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-62329 of Merrill Lynch Bond Fund, Inc. (the “Fund”) on Form N-1A of our reports dated November 23, 2005, appearing in the respective September 30, 2005 Annual Reports of Core Bond Portfolio, Intermediate Term Portfolio, and High Income Portfolio which are incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the incorporation by reference of our report dated November 23, 2005 on Master Core Bond Portfolio of Master Core Bond Trust appearing in the September 30, 2005 Annual Report of Core Bond Portfolio in the Statement of Additional Information. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 23, 2006